Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2024, relating to the consolidated financial statements of VYNE Therapeutics Inc. which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

March 1, 2024